                                                                    EXHIBIT 4.7

================================================================================


                                   INDENTURE

                         DATED AS OF FEBRUARY 10, 1998

                                    BETWEEN

                   GLOBAL TELESYSTEMS GROUP, INC., AS ISSUER,

                                      AND

                        THE BANK OF NEW YORK, AS TRUSTEE

                                  ------------

                                  $105,000,000

                          9 7/8% SENIOR NOTES DUE 2005


================================================================================

                             CROSS-REFERENCE TABLE

TRUST INDENTURE                                                                         INDENTURE
 ACT SECTION                                                                             SECTION
---------------                                                                        ----------
Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
           (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.10
           (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
           (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
           (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.08, 7.10.
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.08; 7.10; 10.02
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.11
           (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.11
           (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.05
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.03
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.03
Section 313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06
           (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06
           (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06; 10.02
           (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.06
Section 314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.07; 4.09; 10.02
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.02
           (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.04
           (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.04
           (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
           (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.03
           (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.05
           (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
Section 315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.01(b)
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.05; 10.02
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.01(a)
           (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.01(c)
           (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.11
Section 316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . .           2.09
           (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.05
           (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.04
           (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N.A.
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.07
           (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9.04
Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.08
           (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.09
           (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.04
Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10.01




-----------------------------------

N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
                                                      ARTICLE ONE

                                        DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act. . . . . . . . . . . . . . . . . . . .  19
SECTION 1.03.  Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE TWO

                                                      THE SECURITIES

SECTION 2.01.  Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 2.02.  Execution and Authentication.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 2.03.  Registrar and Paying Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 2.04.  Paying Agent to Hold Assets in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 2.05.  Securityholder Lists.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.06.  Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.07.  Replacement Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.08.  Outstanding Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.09.  Treasury Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.10.  Temporary Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.11.  Cancellation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.12.  Defaulted Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.13.  CUSIP Number.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.14.  Deposit of Moneys. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.15.  Book-Entry Provisions for Global Securities. . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.16.  Registration of Transfers and Exchanges. . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                      ARTICLE THREE

                                                        REDEMPTION

SECTION 3.01.  Notices to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.02.  Selection of Securities to Be Redeemed.  . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.03.  Notice of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.04.  Effect of Notice of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.05.  Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.06.  Securities Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                                                                        Page
                                                                                                        ----
                                                     ARTICLE FOUR

                                                      COVENANTS

SECTION 4.01.  Payment of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.02.  Maintenance of Office or Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.03.  Corporate Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.04.  Payment of Taxes and Other Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.05.  Notice of Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.06.  Maintenance of Properties and Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.07.  Compliance Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.08.  Waiver of Stay, Extension or Usury Laws. . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.09.  Provision of Financial Information.  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.10.  Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.11.  Limitation on Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.12.  Limitation on Incurrence of Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 4.13.  Limitations on Restrictions Affecting Restricted Group Members.  . . . . . . . . . . . .  37
SECTION 4.14.  Designation of Unrestricted Group Members. . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 4.15.  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 4.16.  Limitation on Asset Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 4.17.  Limitation on Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 4.18.  Limitation on Issuances of Guarantees by Restricted Group Members. . . . . . . . . . . .  42
SECTION 4.19.  Limitation on the Issuance and Sale of Equity Interests of Restricted Group Members. . .  42
SECTION 4.20.  Limitations on Lines of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 4.21.  Additional Amounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 4.22.  Deposit of Funds with Escrow Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                      ARTICLE FIVE

                                              MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 5.02.  Successor Corporation Substituted. . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                       ARTICLE SIX

                                                   DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 6.02.  Acceleration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 6.03.  Other Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 6.04.  Waiver of Past Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 6.05.  Control by Majority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 6.06.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 6.07.  Rights of Holders to Receive Payment.  . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 6.08.  Collection Suit by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 6.09.  Trustee May File Proofs of Claim.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                                                                        Page
                                                                                                        ----
SECTION 6.10.  Priorities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 6.11.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                      ARTICLE SEVEN

                                                          TRUSTEE

SECTION 7.01.  Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 7.02.  Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 7.03.  Individual Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 7.04.  Trustee's Disclaimer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 7.05.  Notice of Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 7.06.  Reports by Trustee to Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 7.07.  Compensation and Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 7.08.  Replacement of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 7.09.  Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 7.11.  Preferential Collection of Claims Against Company. . . . . . . . . . . . . . . . . . . .  55
SECTION 7.12.  Trustee's Application for Instructions from the Company. . . . . . . . . . . . . . . . .  55

                                                      ARTICLE EIGHT

                                                  DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 8.02.  Application of Trust Money.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 8.03.  Repayment to Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 8.04.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                      ARTICLE NINE

                                            AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 9.02.  With Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 9.03.  Compliance with Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 9.04.  Revocation and Effect of Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 9.05.  Notation on or Exchange of Securities. . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 9.06.  Trustee to Sign Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                       ARTICLE TEN

                                                      MISCELLANEOUS

SECTION 10.01.  Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 10.02.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 10.03.  Communications by Holders with Other Holders. . . . . . . . . . . . . . . . . . . . . .  61
SECTION 10.04.  Certificate and Opinion as to Conditions Precedent. . . . . . . . . . . . . . . . . . .  61

                                                                                                       Page
                                                                                                       ----
SECTION 10.05.  Statements Required in Certificate or Opinion.  . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar.  . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.07.  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.08.  No Recourse Against Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.09.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.10.  Counterpart Originals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 10.11.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 10.12.  No Adverse Interpretation of Other Agreements.  . . . . . . . . . . . . . . . . . . . .  63
SECTION 10.13.  Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                      ARTICLE ELEVEN

                                                  COLLATERAL AND SECURITY

SECTION 11.01.  Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 11.02.  Recording and Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 11.03.  Release of Escrow Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 11.04.  Authorization of Actions to Be Taken by the Trustee Under the Escrow Agreement. . . . .  65
SECTION 11.05.  Authorization of Receipt of Funds by the Trustee Under the Escrow Agreement.  . . . . .  65
SECTION 11.06.  Termination of Security Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

EXHIBIT A       Form of Series A Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B       Form of Legend for Global Securities  . . . . . . . . . . . . . . . . . . . . . . . . . B-1

                 INDENTURE dated as of February 10, 1998, between GLOBAL TELESYSTEMS GROUP, INC. (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

                 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:
                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

                 "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person succeeds to the obligations of the Company pursuant to
Section 5.01 or existing at the time such Person becomes a Restricted Group Member or is merged or consolidated with or into the Company or any Restricted Group Member; provided, however, that the amount of any Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Group Member or is merged or consolidated with or into the Company or any Restricted Group Member, or such Acquisition shall not be Acquired Indebtedness.

                 "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

                 "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Group Member to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Group Member, in either case pursuant to which such Person shall become a Restricted Group Member or shall be consolidated, merged with or into the Company or any Restricted Group Member or (ii) any acquisition by the Company or any Restricted Group Member of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

                 "Additional Amount" has the meaning set forth in Section 4.21.

                 "Adjusted Income Tax Expense" means, with respect to any period, (without duplication) the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Group Members for such period as determined in accordance with GAAP, excluding, however, with respect to any Restricted Group Member, that proportion thereof that corresponds to the percentage ownership interest in the outstanding Equity Interests of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

                 "Adjusted Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Group Members for such period as determined in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest, (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Group Members during such period as determined in accordance with GAAP and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company or any Restricted Group Member (other than to the Company or another Restricted Group Member) during such period as determined in accordance with GAAP, excluding, however, with respect to any Restricted Group Member, that proportion thereof that corresponds to the percentage ownership interest in the outstanding Equity Interests of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

                 "Adjusted Net Income" means, with respect to any period, the net income of the Company and the Restricted Group Members for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses for such period, (b) all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (c) that portion of such net income derived from or in respect of investments in Persons other than Restricted Group Members, except to the extent actually received in cash by the Company or any Restricted Group Member (subject, in the case of any Restricted Group Member, to the provisions of clause (f) of this definition); (d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Group Member) for such period, except to the extent the Company's allocable portion of such Person's net income for such period is actually received in cash by the Company or any Restricted Group Member (subject, in the case of any Restricted Group Member, to the provisions of clause (f) of this definition); (e) for purposes of calculating the Basket, the net income (or loss) of any other Person combined with the Company or any Restricted Group Member on a "pooling of interests" basis attributable to any period prior to the date of combination; (f) the net income of any Restricted Group Member to the extent that the declaration or payment of dividends or similar distributions by that Restricted Group Member of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Group Member or its Equity Interest holders; provided, however, that with respect to any restriction on the declaration or payment of dividends or similar distribution in place on the Issue Date pursuant to any agreement in effect on the Issue Date (or any amendment or modification thereto no more restrictive than that in effect on the Issue Date), so long as such restriction on the declaration or payment of dividends or similar distributions is no less favorable to the Holders than the restrictions contained in the Hermes Europe Senior Notes Indenture as in effect on the Issue Date, this clause (f) shall apply solely for purposes of determining Cumulative Operating Cash Flow in connection with a Restricted Payment described in clauses (i), (ii) and (iii) of the first paragraph of Section 4.11; and (g) to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any Restricted Group Member in an amount that corresponds to the percentage ownership interest in the income of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

                 "Adjusted Operating Cash Flow" means, with respect to any period, Adjusted Net Income for such period increased (without duplication), to the extent deducted in calculating such Adjusted Net Income, by (a) Adjusted Income Tax Expense for such period; (b) Adjusted Interest Expense for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Group Members, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined in accordance with GAAP minus non-cash items to the extent they increase Adjusted Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period. In calculating

Adjusted Operating Cash Flow, for each Restricted Group Member, the addition to Adjusted Net Income for such Restricted Group Member of the items set forth in clause (c) of the previous sentence shall exclude that proportion thereof that corresponds to the percentage ownership interest in the Outstanding Equity Interests of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

                 "Adjusted Total Assets" means the total amount of assets of the Company and its Restricted Group Members, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Group Members; and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as calculated in conformity with GAAP; provided that Adjusted Total Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the amount of restricted cash of the Company and its Restricted Group Members, including cash or Cash Equivalents held in the Escrow Account or the escrow account for the Indebtedness of Hermes Europe issued under the Hermes Europe Senior Notes Indenture. For purposes of this Adjusted Total Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

                 "Adjusted Total Controlled Assets" means the total amount of assets of the Company and the Restricted Group Members of which the Company, directly or indirectly, owns greater than 51% of the outstanding Equity Interests, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with
GAAP), after deducting therefrom (i) all current liabilities of the Company and such Restricted Group Members; and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and such Restricted Group Members, all as calculated in conformity with GAAP; provided that Adjusted Total Controlled Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount (1) equal to the amount of restricted cash of the Company and such Restricted Group Members, including cash or Cash Equivalents held in the Escrow Account or the escrow account for the Indebtedness of Hermes Europe issued under the Hermes Europe Senior Notes Indenture and (2) equal to the aggregate amount of all Investments of the Company or any such Restricted Group Members in any Person (other than any loans or advances that are evidenced by a validly executed and enforceable promissory note). For purposes of this Adjusted Total Controlled Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations (other than with respect to the parenthetical clause in clause
(2) above) shall exclude all intercompany items.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control"(including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by agreement or otherwise.

                 "Affiliate Transaction" has the meaning set forth in Section 4.17.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition), or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Group Member, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Group Member; (ii) any material license, franchise or other authorization of the Company or any Restricted Group Member; (iii) any assets of the Company or any Restricted Group Member which constitute substantially all of an operating unit or line of business of the Company or any Restricted Group Member; or (iv) any other property or asset of the Company or any Restricted Group Member outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.15; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Group Member, as the case may be; (c) the making of any Permitted Investment; and (d) any transaction consummated in compliance with Section 4.11 or Section 4.14. In addition, solely for purposes of Section 4.16, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, with a Fair Market Value not in excess of $1.0 million shall be deemed not to be an Asset Sale.

                 "Bankruptcy Law" has the meaning set forth in Section 6.01.

                 "Basket" has the meaning set forth in Section 4.11.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person (or comparable governing body), or any authorized committee of that Board (it being understood that the Board of Directors of the Company shall be its Board of Supervisory Directors).

                 "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                 "Business Day" means a day (other than a Saturday or Sunday) on which the Depository and banks in New York are open for business.

                 "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                 "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; provided, however, that securities deposited in the Escrow Account may have longer maturities; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million; provided, however, that securities deposited in the Escrow Account may have longer maturities; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition.

                 "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (a) any Person or group, other than the Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of Voting Equity Interests representing 50% or more of the total voting power of the Voting Equity Interests of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another Person or the Company or one or more Restricted Group Members sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Group Members, taken as a whole, to any Person (other than a Restricted Group Member), or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Person or Persons that "beneficially owned," directly or indirectly, a majority of the total voting power of the Voting Equity Interests of the Company immediately prior to such transaction, "beneficially own," directly or indirectly, Voting Equity Interests representing a majority of the total voting power of the Voting Equity Interests of the surviving or transferee Person; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company, then in office; or (d) there shall occur the liquidation or dissolution of the Company. For purposes of this definition, (i) "group" has the meaning under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, and
(ii) "beneficial ownership" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise.

                 "Change of Control Date" has the meaning set forth in Section 4.10.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary, and delivered to the Trustee.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

                 "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Adjusted Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Adjusted Operating Cash Flow for such period is negative, the negative amount by which cumulative Adjusted Operating Cash Flow is less than zero.

                 "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect the Company or any Restricted Group Member against fluctuations in currency values.

                 "Custodian" has the meaning set forth in Section 6.01.

                 "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Adjusted Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Adjusted Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Group Member on the Determination Date (or would become a Restricted Group Member on such Determination Date in connection with the transaction that requires the determination of such Adjusted Operating Cash Flow) will be deemed to have been a Restricted Group Member at all times during such Measurement Period, (II) any Person that is not a Restricted Group Member on such Determination Date (or would cease to be a Restricted Group Member on such Determination Date in connection with the transaction that requires the determination of such Adjusted Operating Cash Flow) will be deemed not to have been a Restricted Group Member at any time during such Measurement Period, and
(III) if the Company or any Restricted Group Member shall have in any manner
(x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Adjusted Operating Cash Flow the exclusions set forth in clauses (a) through (f) of the definition of Adjusted Net Income shall apply to an Acquired Person as if it were a Restricted Group Member).

                 "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                 "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                 "Designation" has the meaning set forth in Section 4.14.

                 "Designation Amount" has the meaning set forth in Section
4.14.

                 "Designation Basket" has the meaning set forth in Section
4.14.

                 "Disinterested Director" means a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to the transaction being considered.

                 "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                 "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Equity Interests upon the occurrence of a change in control occurring prior to the Maturity Date shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than the provisions described under Section
4.10 and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's repurchase of Securities as are required to be repurchased pursuant to the provisions described under Section 4.10.

                 "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

                 "Escrow Account" has the meaning set forth in Section 2 of the Escrow Agreement.

                 "Escrow Agent" means The Bank of New York, as escrow agent under the Escrow Agreement, until a successor replaces it in accordance with the provisions of the Escrow Agreement and thereafter means such successor.

                 "Escrow Agreement" means the Escrow Agreement dated as of February 10, 1998 among the Company, the Escrow Agent, and the Trustee.

                 "Escrow Collateral" has the meaning set forth in Section 6 of the Escrow Agreement.

                 "Escrow Funds" has the meaning set forth in Section 11.03.

                 "Event of Default" has the meaning set forth in Section 6.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Existing Joint Venture" means each of PrymTelefon, Bancomsvyaz, TeleCommunications of Moscow, GTS Monaco Access S.A.M., Sovam Teleport Kiev Division L.L.C., EDN Sovintel, all the entities in which SFMT-Rusnet, Inc. currently has an interest, all the entities in which Vostok Mobile B.V. currently has an interest and their respective successors.

                 "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

                 "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the Trustee.

                 "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

                 "Global Security" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with
Section 2.01.

                 "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

                 "Guarantee" has the meaning set forth in Section 4.18.

                 "Guaranteed Indebtedness" has the meaning set forth in Section 4.18.

                 "Hermes Europe" means Hermes Europe Railtel B.V., a company organized in the Netherlands.

                 "Hermes Europe Senior Notes Indenture" means the indenture governing the 11 1/2% Senior Securities due 2007 of Hermes Europe.

                 "Holder," "holder of Securities," "Securityholders" or other similar terms mean the registered holder of any Security.

                 "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Group Member or is merged or consolidated with or into the Company or any Restricted Group Member shall be deemed to be Incurred at such time.

                 "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);
(e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; and (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness (i) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (ii) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within 20 Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents;
(iii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination determined in accordance with GAAP; and (iv) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Preferred Equity Interests of any Restricted Group Member not held by the Company or any Restricted Group Member.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Independent Financial Advisor" means a recognized accounting, appraisal, investment banking firm or consultant with experience in a Telecommunications Business (i) which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                 "interest" means, with respect to the Securities, the sum of any cash interest on the Securities.

                 "Interest Payment Date" means each semiannual interest payment date on February 15 and August 15 of each year, commencing August 15, 1998.

                 "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                 "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                 "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition (whether from the issuer thereof or any existing holder thereof) of Equity Interests, bonds, securities, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market

Value at the time of such transfer. "Investments" shall exclude (A) extensions of trade credit in the ordinary course of business in accordance with normal trade practices and (B) the Designation of any Restricted Group Member as an Unrestricted Group Member in accordance with Section 4.14.

                 "Involuntary Event" has the meaning specified in the definition of "Permitted Investments" below.

                 "Issue Date" means the original issue date of the Securities.

                 "Judgment Currency" has the meaning set forth in Section
10.15.

                 "Latest Balance Sheet" means, of any Person, the latest consolidated balance sheet of such Person reported on by a recognized firm of independent accountants without qualification as to scope.

                 "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                 "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                 "Measurement Period" has the meaning set forth in the definition of "Debt to Annualized Operating Cash Flow Ratio" above.

                 "Monetization Sale" has the meaning set forth in Section 4.16.

                 "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Group Member in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by any Restricted Group Member, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Group Member.

                 "Net Proceeds" means the aggregate net proceeds (including the Fair Market Value of non-cash proceeds constituting equipment or other assets of a type generally used in a Telecommunications Business in an amount reasonably determined by the Board of Directors of the Company) received by the Company from the sale of Qualified Equity Interests (other than to a Restricted Group Member) after payment of out-of-pocket expenses, commissions and discounts incurred in connection therewith.

                 "Non-Subsidiary Affiliate" of any specified Person, means any other Person in which an Investment in the Equity Interests of such Person has been made by such specified Person other than a direct or indirect Subsidiary of such specified Person.

                 "Obligations" means any principal, interest (including, without limitation, post-petition interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

                 "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first- class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 90 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                 (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                 (2)  the Expiration Date and the Purchase Date;

                 (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                 (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                 (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

                 (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                 (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                 (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                 (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer to Purchase prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                 (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his or her tender;

                 (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

                 (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

                 An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                 "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 10.04 and 10.05.

                 "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

                 "Other Debt" has the meaning set forth in Section 4.16.

                 "Participant" has the meaning set forth in Section 2.15.

                 "Permitted Holders" means (a) Alan B. Slifka and any entity controlled by him, (b) one or more of George Soros, Soros Fund Management LLC, Purnendu Chatterjee or Chatterjee Management Company or Affiliates of any of the foregoing, and any person or entity for which any such person or entity acts as investment advisor or investment manager, (c) charitable organizations controlled by or affiliated with any of the Persons named in the foregoing clauses (a) and (b), and (d) any Person that acquires the capital stock of the Company in a Strategic Equity Investment.

                 "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $7.5 million in the aggregate at any one time outstanding; (d) Interest Rate Protection Obligations and Currency Agreements permitted under Section 4.12; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.16; (f) transactions with officers, directors and employees of the Company or any Restricted Group Member entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments made in the ordinary course of business and on ordinary business terms as partial payment for constructing a network relating principally to a Telecommunications Business; (h) intercompany Indebtedness to the extent permitted under paragraph
(b)(vii) of Section 4.12; (i) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any Restricted Group Member in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any Restricted Group Member, or for other liabilities or obligations of such other Person to the Company or any Restricted Group Member that were created in accordance with the terms of this Indenture; and (j) any Investment (other than the acquisition or purchase of any Equity Interests held by any Affiliate of the Company other than a Restricted Group Member) in any Restricted Group Member or a Person which will, upon the making of such Investment, become a Restricted Group Member or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, a Restricted Group Member; provided, however, that (I) with respect to any such Investment in a Person that will become a Restricted Group Member as a result thereof (or be merged or consolidated with or into or transfer or convey all or substantially all of its assets to a Restricted Group Member), such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Group Members on the date of such Investment, and (II) with respect to any Investment in a Restricted Affiliate, any such Investment shall cease to be a Permitted Investment in the event that such Restricted Affiliate shall cease to observe any of the provisions of the covenants that are applicable to such Restricted Affiliate; provided, however, that in the event that such Restricted Affiliate ceases to observe any of the provisions of the covenants applicable to it solely as a result of circumstances, developments or conditions beyond the control of the Company (each such failure to observe a covenant as a result of any such circumstance, development or condition, being an "Involuntary Event") any such Investment previously made in such Restricted Affiliate will not cease to be a Permitted Investment unless such Involuntary Event continues for 90 days.

                 "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Group Member and Liens securing Acquired Indebtedness; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation or Incurrence of such Acquired Indebtedness and were not incurred in connection therewith and do not secure any property or assets of the Company or any Restricted Group Member other than the property or assets subject to the Liens prior to such merger or consolidation or Incurrence of such Acquired Indebtedness; (b) Liens existing on the Issue Date; (c) Liens securing Indebtedness consisting of Capitalized Lease Obligations, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or any Restricted Group Member, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or any Restricted Group Member (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 4.12 and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (d) Liens to secure the Senior Credit Facility; (e) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (f) Liens on and pledges of the Equity Interests of any Unrestricted Group Member securing any Indebtedness of such Unrestricted Group Member; (g) Liens on any property or assets of a Restricted Group Member granted in favor of and held by the Company or any Restricted Group Member; (h) Liens on any property or assets of the Company or any Restricted Group Member securing on a pari passu basis all of the Securities; (i) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Group Member and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; (j) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (k) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);
(l) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Group Member and incurred in the ordinary course of business; (m) Liens arising by reason of judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (n) Liens on the Equity Interests or properties or assets of any Restricted Group Member securing Indebtedness of such Restricted Group Member (other than any guarantee of Indebtedness other than Indebtedness under the Senior Credit Facility) of the Company or any other Restricted Group Member to the extent permitted to be Incurred under Section 4.12, (o) Liens securing Indebtedness under Interest Rate Protection Obligations or Indebtedness under Currency Agreements to the extent permitted to be Incurred under Section 4.12; (p) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (q) Liens to secure any Refinancings, in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); and (r) Liens arising under the Escrow Agreement.

                 "Permitted Refinancing" means, with respect to any Indebtedness, Indebtedness to the extent representing a Refinancing of such Indebtedness; provided, however, that (1) the Refinancing Indebtedness shall not exceed the sum of the amount of the Indebtedness being Refinanced, plus the amount of accrued interest or dividends thereon, the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and reasonable fees and expenses incurred in connection therewith; (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and shall not have a final stated maturity prior to the final stated maturity of the Indebtedness being Refinanced; and (3) Indebtedness that ranks pari passu with the Securities may be Refinanced only with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities, and Indebtedness that is subordinate in right of payment to the Securities may be Refinanced only with Indebtedness that is subordinate in right of payment to the Securities on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced.

                 "Permitted Repurchase" means any purchase, redemption or other acquisition of any Equity Interests of the Company issued as consideration for the purchase of the Equity Interests in GTS-Vox Limited held by the Company in the event that such Equity Interests are required to be repurchased by the Company pursuant to the terms of the purchase of such Equity Interests.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Physical Securities" means certificated securities in registered form evidencing all or a portion of the Securities issued to the Holders in accordance with Section 2.15.

                 "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                 "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

                 "Public Equity Offering" means an underwritten public offering of common Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

                 "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

                 "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

                 "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

                 "Qualified Equity Interest" means any Equity Interest of the Company other than any Disqualified Equity Interest.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A hereto.

                 "Refinance" means refinance, renew, extend, replace, defease or refund; and "Refinancing" and "Refinanced" have correlative meanings.

                 "Registrar" has the meaning set forth in Section 2.03.

                 "Related Business" means any business in which the Company or its Restricted Group Members are engaged, directly or indirectly, that consists primarily of, or is related to, operating, acquiring, developing and constructing any telecommunications services and related businesses.

                 "Replacement Assets" means (x) properties and assets (other than cash or any Equity Interests or other security) that will be used in a Telecommunications Business of the Company and the Restricted Group Members or
(y) Equity Interests of any Person engaged primarily in a Telecommunications Business, which Person will become on the date of acquisition thereof a Restricted Group Member as a result of the Company's acquiring such Equity Interests.

                 "Required Filing Dates" has the meaning set forth in Section 4.09.

                 "Restricted Affiliate" means any direct or indirect Non-Subsidiary Affiliate of the Company or a Restricted Subsidiary of the Company that has been designated by the Board of Directors of the Company as a Restricted Affiliate based on a determination by the Board of Directors that the Company has, directly or indirectly, the requisite control over such Non-Subsidiary Affiliate to prevent it from Incurring Indebtedness, or taking any other action at any time, in contravention of any of the provisions of this Indenture that are applicable to Restricted Affiliates; provided, however, that immediately after giving effect to such designation (i) the Liens and Indebtedness of such Non-Subsidiary Affiliate outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and (ii) no Default or Event of Default shall have occurred and be continuing. The Company shall deliver an Officers' Certificate to the Trustee upon designating any Non-Subsidiary Affiliate as a Restricted Affiliate. As of the Issue Date, every Existing Joint Venture is a Restricted Affiliate.

                 "Restricted Group Members" means collectively, each Restricted Subsidiary of the Company, each Restricted Affiliate and each Restricted Subsidiary of a Restricted Affiliate.

                 "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

                 "Revocation" has the meaning set forth in Section 4.14.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means any securities authenticated and delivered under this Indenture.

                 "Security Amount" has the meaning set forth in Section 4.16.

                 "Security Portion of Excess Proceeds" has the meaning set forth in Section 4.16.

                 "Senior Credit Facility" means any senior credit facility among the Company, Restricted Group Members (if any), and the lenders and agents named therein, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and other instruments and agreements executed in connection therewith.

                 "Share Capital" means, at any time of determination, the stated capital of the Equity Interests (other than Disqualified Equity Interests) and additional paid-in capital of the Company at such time, all as determined in accordance with GAAP.

                 "Significant Restricted Group Member" means, at any date of determination, (a) any Restricted Group Member that, together with its Subsidiaries that constitute Restricted Group Members (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the revenues of the Company and the Restricted Group Members or (ii) as of the end of such fiscal year, owned more than 10.0% of the assets of the Company and the Restricted Group Members, all as set forth on the financial statements of the Company and the Restricted Group Members for such year prepared in conformity with GAAP, and (b) any Restricted Group Member which, when aggregated with all other Restricted Group Members that are not otherwise Significant Restricted Group Members and as to which any event described in clauses (f), (g), (h) or (i) of
Section 6.01 has occurred and is continuing, would constitute a Significant Restricted Group Member under clause (a) of this definition.

                 "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                 "Strategic Equity Investments" means the issuance and sale of Qualified Equity Interests to a Person that has an equity market capitalization, a net asset value or annual revenues of at least $1.5 billion and owns and operates business primarily in a Telecommunications Business provided that such Telecommunications Business may be located anywhere in the world.

                 "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

                 "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

                 "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                 "Tax" shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

                 "Taxing Authority" shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

                 "Telecommunications Acquisition" means an Acquisition of properties or assets to be used in a Telecommunications Business or the Equity Interests of any Person that becomes a Restricted Group Member;

provided, however, that such Person's properties and assets shall consist principally of properties or assets that will be used in a Telecommunications Business.

                 "Telecommunications Business" means any business owning, constructing, financing and operating a telephone and/or communications system located principally in countries located in Europe and/or Asia (including Russia and the CIS), or any business reasonably related thereto, including, without limitation, any business conducted by the Company or any Restricted Group Member on the Issue Date and the provision of ancillary services related thereto and other services provided through the facilities of such telephone and telecommunications system.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except in each case as provided in Section 9.03.

                 "Total Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Group Members, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination. Total Indebtedness shall be calculated by excluding at such date that percentage of the Indebtedness of any Restricted Group Member that corresponds to the percentage ownership interest in the outstanding Equity Interests of such Restricted Group Member not owned, directly or indirectly, by the Company on such date.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Unrestricted Affiliate" means any Non-Subsidiary Affiliate of the Company designated as such pursuant to Section 4.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

                 "Unrestricted Group Member" means, collectively, each Unrestricted Subsidiary of the Company and each Unrestricted Affiliate.

                 "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

                 "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                 "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

                 "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.

                 The Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

                 Securities initially offered and sold by the Initial Purchasers shall be issued in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit B hereto.

                 The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.  Execution and Authentication.

                 Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

                 If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Securities for original issue in the aggregate principal amount not to exceed $105,000,000 upon a written order of the Company in the form of an Officers' Certificate. The

Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $105,000,000, except as provided in
Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                 The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

                 The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register or registers of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents.
The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Subsidiary may act as Paying Agent, Registrar or co-Registrar.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                 The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent to Hold Assets in Trust.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any Subsidiary acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as soon as possible after each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

                 Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.10,
4.16 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                 Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced and evidence to their satisfaction of the apparent loss, destruction or theft of such Security. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, in-cluding reasonable fees and expenses of counsel. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                 Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

                 Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless a Trust Officer of the Trustee receives proof satisfactory to him that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                 If on a Redemption Date, Purchase Date or the Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10.  Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and deliver to the Company such cancelled Securities for disposal. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure.

SECTION 2.12.  Defaulted Interest.

                 If the Company defaults in a payment of principal or interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate per annum borne by the Securities, to the extent lawful.

SECTION 2.13.  CUSIP Number.

                 The Company in issuing the Securities will use one or more "CUSIP" numbers and the Trustee shall use the appropriate CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

                 Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

                 (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B hereto.

                 Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

                 (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                 (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                 (d) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.

                 (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

                (i)    to register the transfer of the Physical Securities; or

               (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                 (b) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor.

                 (c) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                 (d) General. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.

                 If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities to Be Redeemed.

                 If less than all of the Securities are to be redeemed pursuant to paragraph 5(a) or (b) of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other manner as the Trustee shall deem fair and appropriate; provided, however, that (1) no Securities of a principal amount of $1,000 or less shall be redeemed in part and (2) if a partial redemption is made pursuant to the provisions of paragraph 5 of the Securities, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

                 The Trustee may select for redemption pursuant to paragraph 5(a) or (b) of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 5(b) of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days following the consummation of the last Public Equity Offering or Strategic Equity Investment resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings and Strategic Equity Investments, of at least $75.0 million.

                 Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

                 (1)      the Redemption Date;

                 (2)      the redemption price;

                 (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                 (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                 At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

                 Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  Deposit of Redemption Price.

                 Prior to 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                 If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.  Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                 The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.  Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02 hereof. The Company hereby initially designates the Trustee at its address set forth in Section 10.02 hereof as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.  Corporate Existence.

                 Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.04.  Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.05.  Notice of Defaults.

                 (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to a Trust Officer of the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                 (b) Upon becoming aware of any Default, the Company shall promptly deliver an Officers' Certificate to a Trust Officer of the Trustee specifying the Default.

SECTION 4.06.  Maintenance of Properties and Insurance.

                 (a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                 (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance.

SECTION 4.07.  Compliance Certificate.

                 The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default has occurred and whether or not the signers know of any Default by the Company that occurred during such fiscal year. If they do know of such a Default, the certificate shall describe all such Defaults, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.07 shall be for the fiscal year ending December 31, 1998.

SECTION 4.08.  Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.  Provision of Financial Information.

                 Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Securities register, without cost to such Holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.10.  Change of Control.

                 (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of such occurrence in the manner prescribed by this Indenture and shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. The Company's obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

                 (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or make available for delivery to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or make available for delivery to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                 (c) If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default.

SECTION 4.11.  Limitation on Restricted Payments.

                 The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly:

                (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Group Member or make any payment or distribution to the direct or indirect holders of Equity Interests of the Company or any Restricted Group Member in their capacities as such, other than (a) dividends, distributions and payments made to the Company or any Restricted Group Member, (b) dividends or distributions payable to any Person solely in Qualified Equity Interests or in options, warrants or other rights to purchase Qualified Equity Interests and (c) pro rata dividends or distributions on Equity Interests of any Restricted Group Member held by Persons other than the Company or any other Restricted Group Member; provided, however, that the Company and any other Restricted Group Member holding Equity Interests of such dividend or distribution-paying Restricted Group Member shall receive such pro rata or greater dividends or distributions as may be due to such other Restricted Group Members at or prior to the payment of such pro rata dividends or distributions to such Persons other than the Company or any other Restricted Group Member;

               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Equity Interests of any Restricted Group Member owned by any Affiliate of the Company, other than (a) any such Equity Interests owned by the Company or any Restricted Group Member; and (b) any Permitted Repurchase;

              (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than any (a) Subordinated Indebtedness held by any Restricted Group Member, (b) purchase, repurchase or acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition and (c) prepayment of interest on the Company's outstanding Senior Subordinated Convertible Bonds due 2000; or

               (iv)    make any Investment (other than any Permitted Investment)

(any of the foregoing (other than any exception to any of the foregoing), a "Restricted Payment"), unless

                 (a) no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, such Restricted Payment;

                 (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.12; and

                 (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Issue Date (excluding any Restricted Payment described in clause (ii), (iii), (iv) or (vii) of the next paragraph) does not exceed an amount equal to the sum of the following (the "Basket"):

                         (1) (x) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (y) 150% of cumulative Adjusted Interest Expense determined for the period (treated as one accounting period) commencing on the first day of the first fiscal quarter following the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is required to be available, plus

                         (2) the aggregate Net Proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to any Restricted Group Member) of Qualified Equity Interests after the Issue Date, other than any issuance and sale of Qualified Equity Interests (A) financed, directly or indirectly, using funds (I) borrowed from the Company or any Restricted Group Member until and to the extent such borrowing is repaid or (II) contributed, extended, guaranteed or advanced by the Company or any Restricted Group Member (including, without limitation, in respect of any employee stock ownership or benefit plan), (B) to the extent the Net Proceeds were used to Incur Indebtedness pursuant to clause
                 (xii) of paragraph (b) of Section 4.12 or (C) the proceeds of which are used to effect any transaction permitted by clauses
                 (ii), (iii), (iv) or (vii) of the next paragraph, plus

                         (3) the aggregate amount by which Indebtedness (other than the Company's outstanding Senior Subordinated Convertible Bonds due 2000 (or any Permitted Refinancing thereof)) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

                         (4) in the case of the disposition or repayment of any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

                         (5) with respect to any Unrestricted Group Member that has been redesignated as a Restricted Group Member after the Issue Date in accordance with Section 4.14, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Restricted Group Member, valued on an aggregate basis at the lesser of book value and Fair Market Value, over (y) the total liabilities (other than liabilities to the Company or any Restricted Group Member) of such Restricted Group Member, determined in accordance with GAAP (and provided that such amount shall not in any case exceed in the case of any Restricted Group Member designated pursuant to clause (A)(ii) of paragraph (a) of Section 4.14, the Designation Amount with respect to such Restricted Group Member when it was originally designated as an Unrestricted Group Member), minus

                         (6) with respect to each Restricted Group Member which has been designated as an Unrestricted Group Member after the Issue Date in accordance with clause (A)(ii) of paragraph (a) of Section 4.14, the greater of (x) $0 and (y) the Designation Amount thereof (measured as of the date of Designation), minus

                         (7) at any date, the outstanding amount of the Designation Basket.

                 The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company or any Restricted Group Member in exchange for, or out of the net cash proceeds of the substantially concurrent (A) common equity capital contribution to the Company from any Person (other than a Restricted Group Member) or (B) issue and sale by the Company (other than to a Restricted Group Member) of Qualified Equity Interests of the Company; (iii) any Investment to the extent that the consideration therefor consists of the net proceeds of the substantially concurrent issue and sale (other than to a Restricted Group Member) of Qualified Equity Interests; (iv) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Group Member) of (x) Qualified Equity Interests or (y) other Subordinated Indebtedness issued in a Permitted Refinancing; (v) any Investment in a Person principally engaged in a Telecommunications Business so long as after giving effect to each such Investment thereto (A) Adjusted Total Controlled Assets is greater than 51% of the Adjusted Total Assets and (B) any such Investment is not directly or indirectly made with the proceeds of any Indebtedness Incurred under paragraph
(b)(v) or (b)(xii) of Section 4.12; (vi) other Restricted Payments in an amount not to exceed $50.0 million so long as not more than $25.0 million of which is Restricted Payments of the type described in clauses (i) or (ii) of the first paragraph of this covenant; or (vii) Investments in a Person which has ceased to be a Restricted Affiliate or ceases to observe any of the provisions of the covenants applicable to it as a result of an Involuntary Event if (a) such Investment is made with the proceeds of a substantially concurrent capital contribution to the Company from any Person (other than a Restricted Group Member), or sale (other than to any Restricted Group Member) of Qualified Equity Interests of the Company, and (b) after such Invest-ment such Involuntary Event shall no longer continue and such Person shall be a Restricted Affiliate; provided, however, that in the case of each of clauses
(ii), (iii), (iv), (v) (vi), and (vii), no Default or Event of Default shall have occurred and be continuing or would arise therefrom (except, with respect to clause (vii), a Default or Event of Default that will cease to exist substantially contemporaneously with such Investment).

                 For purposes of clause (iv) of the first paragraph of this covenant, the Company shall be deemed to have made an Investment not constituting a Permitted Investment:

                (i) at the date that any Restricted Group Member ceases to be a Restricted Group Member for any reason (other than by virtue of a Designation), including without limitation, by virtue of any transaction permitted by clause (iii) of Section 4.19, in an amount equal to the greater of (I) $0 and (II) the lesser of (A) the Fair Market Value of the Equity Interests (or any other Investment) held by the Company or any Restricted Group Member in any such Restricted Group Member and (B) the excess of the Fair Market Value of the aggregate amount of Investments made prior to such date in such Restricted Group Member by the Company or any Restricted Group Member (valued in each case at the time such Investment was made) over the net reduction of such Investments; and

               (ii) at the time that any Investment has ceased to be a Permitted Investment pursuant to clause (j)(II) of the definition of Permitted Investments, in an amount equal to the Fair Market Value of such Investment at the time it was made.

SECTION 4.12.  Limitation on Incurrence of Indebtedness.

                 (a) The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Group Member may Incur Indebtedness if, at the time of and after giving effect to such Incurrence, the Company's Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 6.0 to 1.0.

                 (b) The foregoing limitations of paragraph (a) of this covenant will not apply to any of the following, each of which shall be given independent effect:

                (i)    the Securities and Permitted Refinancings thereof;

               (ii) indebtedness of the Company or any Restricted Group Member to the extent outstanding on the date of this Indenture, and Permitted Refinancings thereof;

              (iii) indebtedness of the Company pursuant to the Senior Credit Facility in an aggregate amount at any time outstanding not to exceed $100.0 million;

               (iv) Indebtedness of the Company or any Restricted Group Member, in each case, to the extent that the proceeds of or credit support provided by such Indebtedness is used to finance the cost (including the cost of design, development, construction, installation or integration) of network assets, equipment or inventory acquired by the Company or any Restricted Group Member after the Issue Date or to finance or support working capital or capital expenditures for a Telecommunications Business, and Permitted Refinancings thereof;

                (v) Indebtedness (including Acquired Indebtedness) of the Company or any Restricted Group Member to the extent that the proceeds of or credit support provided by such Indebtedness is used in connection with the development, expansion or operation of a Telecommunications Business or is used to finance (or is Incurred as Acquired Indebtedness in connection with the consummation of) a Telecommunications Acquisition (or is used to provide working capital for, or to finance the construction of, the business or network acquired), and, in each case, Permitted Refinancings thereof, but in each case only to the extent that the aggregate amount of outstanding Indebtedness of the Company and the Restricted Group Members immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom does not exceed the product of 2.0 and the Share Capital of the Company at the date of Incurrence of such Indebtedness;

               (vi) Acquired Indebtedness of the Company or any Restricted Group Member Incurred in connection with the consummation of a Telecommunications Acquisition, and, in each case, Permitted Refinancings thereof, but in each case only to the extent that the aggregate amount of such Acquired Indebtedness does not exceed the net sum of the plant, property and equipment acquired by the Company or a Restricted Group Member in such Telecommunications Acquisition as set forth on the Latest Balance Sheet of the Person which is the other party to such Telecommunications Acquisition;

              (vii) (1) Indebtedness of any Restricted Group Member owed to and held by the Company or any Restricted Group Member and (2) Indebtedness of the Company owed to and held by any Restricted Group Member, in each case which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Securities; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (vii) shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or any Restricted Group Member referred to in this clause (vii) to any Person other than the Company or any Restricted Group Member or (y) any Restricted Group Member that holds Indebtedness of the Company or another Restricted Group Member ceasing to be a Restricted Group Member;

             (viii) Interest Rate Protection Obligations of the Company or any Restricted Group Member relating to Indebtedness of the Company or such Restricted Group Member, as the case may be (which Indebtedness is otherwise permitted to be Incurred under this covenant); provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

               (ix) Indebtedness of the Company or any Restricted Group Member under Currency Agreements to the extent relating to (x) Indebtedness of the Company or such Restricted Group Member, as the case may be, and/or (y) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or such Restricted Group Member, as the case may be; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Group Members outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                (x) Indebtedness of the Company and/or any Restricted Group Member in respect of performance bonds of the Company or any Restricted Group Member or surety bonds provided by the Company or any Restricted Group Member incurred in the ordinary course of business and on ordinary business terms in connection with the construction or operation of a Telecommunications Business;

               (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Group Member pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Group Member (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Group Member for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Group Member in connection with such disposition;

              (xii) Indebtedness of the Company or any Restricted Group Member so long as the sum of (1) the aggregate amount of Indebtedness Incurred and outstanding by the Company pursuant to this clause (xii) and (2) the product of 2.0 and the aggregate amount of Indebtedness Incurred and outstanding by the Restricted Group Members (collectively) pursuant to this clause (xii) does not exceed the product of 2.0 and (A) 100% of the Net Proceeds received by the Company after the Issue Date from contributions of capital or the issuance and sale of its Qualified Equity Interests to any Person (other than any Restricted Group Member) and (B) 80% of the Net Proceeds of property other than cash received by the Company after the Issue Date from contributions of capital or the issuance and sale of its Qualified Equity Interests to any Person (other than any Restricted Group Member), in each case (A) and (B) only to the extent that such Net Proceeds have not been used pursuant to clause (c)(2) of the first paragraph of Section 4.11 to make a Restricted Payment; provided, however, that no such Indebtedness may be Incurred pursuant to this clause (xii) to the extent that such contributions to capital or issuance and sale of Qualified Equity Interests were previously included in the determination of Share Capital for purposes of Incurring Indebtedness under clause (v) above of this paragraph (b) of this covenant;

             (xiii) in addition to the items referred to in clauses (i) through (xii) above, Indebtedness of the Company or any Restricted Group Member in an aggregate amount not to exceed $20.0 million at any time outstanding; and

              (xiv) guarantees by the Company of any Indebtedness of any Restricted Group Member permitted to be Incurred by such Restricted Group Member under this paragraph (b).

                 (c) For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section 4.18.

                 (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion, may, at the time of such Incurrence, (i) classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and
(iii) elect to comply with such paragraphs (or definitions), as applicable, in any order.

                 (e) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Group Member may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

SECTION 4.13.  Limitations on Restrictions Affecting Restricted Group Members.

                 The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Group Member to (x) pay dividends or make any other distributions to the Company or any other Restricted Group Member on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Group Member, (y) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Group Member, or (z) transfer any of its properties or assets to the Company or any other Restricted Group Member.

                 The foregoing shall not prohibit (a) any encumbrance or restriction existing under or by reason of any agreement in effect on the Issue Date, as any such agreement is in effect on such date or as thereafter amended or supplemented but only if such encumbrance or restriction is no more restrictive than that in the agreement being amended; (b) customary provisions contained in an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Restricted Group Member; provided, however, that (x) such encumbrance or restriction is applicable only to such Restricted Group Member (or the applicable assets to be sold) and (y) such sale or disposition is made in accordance with Section 4.16; (c) any encumbrance or restriction existing under or by reason of applicable law; (d) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Group Member; (e) covenants in purchase money obligations for property acquired in the ordinary course of business restricting transfer of such property; (f) covenants in security agreements securing Indebtedness of the Company or any Restricted Group Member (to the extent that such Liens were otherwise incurred in accordance with Section 4.15) that restrict the transfer of property subject to such agreements; (g) any agreement or other instrument of a Person acquired by the Company or any Restricted Group Member in existence at the time of such acquisition, which encumbrance or restriction (x) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person so acquired, and (y) is not incurred in connection with or in contemplation of such acquisition; (h) any encumbrance or restriction contained in any agreement entered into after the Issue Date, so long as such encumbrance or restriction is not materially more disadvantageous to the Holders than the encumbrances and restrictions of the Company or any Restricted Group Member in existence at the Issue Date; (i) any encumbrance or restriction contained in any stockholders, joint venture or similar agreement, so long as such encumbrance or restriction is not materially more disadvantageous to the Holders than the encumbrances and restrictions contained in comparable agreements entered into prior to the Issue Date by the Company or a Restricted Group Member; (j) any encumbrance or restriction contained in any Senior Credit Facility; or (k) any encumbrance or restriction contained in any agreement entered into after the Issue Date for Indebtedness so long as (A) such encumbrance or restriction is not more restrictive than that which is customary in comparable financing agreements and (B) management of the Company determines that such encumbrance or restriction will not materially impair the Company's ability to make payments when due on the Securities.

                 Nothing contained in this covenant shall prevent the Company or any Restricted Group Member from (i) creating, Incurring, assuming or suffering to exist any Liens not prohibited by Section 4.15; or (ii) restricting the sale or other disposition of property or assets of the Company or any Restricted Group Member that secure Indebtedness of the Company or any Restricted Group Member.

SECTION 4.14.  Designation of Unrestricted Group Members.

                 (a) The Company may designate any Restricted Group Member as an "Unrestricted Group Member" under this Indenture (a "Designation") only if:

Either (A):

                (i) no Default or Event of Default shall have occurred and be continuing after giving effect to such Designation;

               (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness of such Designation) pursuant to Section
         4.11 in an amount (the "Designation Amount") equal to the Fair Market Value of the Equity Interests of such Restricted Group Member owned directly or indirectly by the Company on such date; and

              (iii) if such Restricted Group Member is a Subsidiary of Hermes Europe, simultaneously with such Designation, Hermes Europe shall make a similar designation of such Subsidiary in accordance with the terms of the Hermes Europe Senior Notes Indenture; or

(B):

                 (i) such Restricted Group Member is not in compliance with one or more covenants under this Indenture that it is required to comply with;

                 (ii) the Company has used its diligent best efforts to procure compliance by such Restricted Group Member with the covenants of this Indenture that such Restricted Group Member is required to comply with;

                 (iii) the Company has used its diligent best efforts to cure such noncompliance; and

                 (iv) the aggregate sum of (x) the Fair Market Value of all Equity Interests owned directly or indirectly by the Company of all Restricted Group Members which have been the subject of a Designation pursuant to this clause (B) since the Issue Date and which Designation has not been the subject of a Revocation (each such Fair Market Value of the Equity Interests of any such Restricted Group Member to be the Fair Market Value thereof at the date of each such Designation) plus
         (y) the greater of (1) $0 and (2) the excess of the Fair Market Value at the date of Designation pursuant to this clause (B) of the Equity Interests of such Restricted Group Member owned directly or indirectly by the Company over the Fair Market Value at the date of Revocation of the status of such Restricted Group Member as an Unrestricted Group Member does not exceed $25.0 million (such sum, at any date, the "Designation Basket").

                 All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Group Members. On the Issue Date, the Company shall effect Designations of each Subsidiary of Hermes Europe that Hermes Europe has previously designated as an Unrestricted Subsidiary in accordance with terms of the Hermes Europe Senior Notes Indenture.

                 The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly, at any time be liable for any Indebtedness (other than any Senior Credit Facility) which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Group Member.

                 (b) The Company may revoke any Designation of a Subsidiary or Affiliate as an Unrestricted Group Member (a "Revocation") only if:

                 (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

                 (ii) all Liens and Indebtedness of such Unrestricted Group Member outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and

                 (iii) if such Subsidiary is a Subsidiary of Hermes Europe, simultaneously with such Revocation, Hermes Europe shall make a similar revocation with respect to such Subsidiary in accordance with the terms of the Hermes Europe Senior Notes Indenture.

                 All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.15.  Limitation on Liens.

                 The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly, Incur or suffer to exist any Lien (other than any Permitted Lien) of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds, income or profits therefrom, unless contemporaneously therewith or prior thereto, (i) in the case of any Lien securing an obligation that ranks pari passu with the Securities, effective provision is made to secure the Securities equally and ratably with or prior to such obligation with a Lien on the same collateral and (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Securities, effective provision is made to secure the Securities with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.16.  Limitation on Asset Sales.

                 The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly, make any Asset Sale, unless
(x) the Company or such Restricted Group Member, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (y) at least 75% of such consideration consists of (i) cash or Cash Equivalents, (ii) Replacement Assets, (iii) publicly traded Equity Interests of a Person; provided, however, that the Company or such Restricted Group Member shall sell (a "Monetization Sale"), for cash or Cash Equivalents, such Equity Interests to a third Person (other than to the Company or a Restricted Group Member) at a price not less than the Fair Market Value thereof within 425 days of the consummation of such Asset Sale, or (iv) any combination of the foregoing clauses (i) through (iii). The amount of any (x) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Group Member that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Group Members are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or such Restricted Group Member and (y) notes or other similar obligations received by the Company or any Restricted Group Member from such transferee that are converted, sold or exchanged within 365 days of the related Asset Sale by the Company or any Restricted Group Member into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or such Restricted Group Member. Any Net Cash Proceeds from any Asset Sale or any Monetization Sale that are not, within 425 days of the consummation of such Asset Sale or Monetization Sale, (A) invested in Replacement Assets or (B) used to repay and permanently reduce the commitments under Indebtedness of the Company or any Restricted Group Member other than Subordinated Indebtedness or Indebtedness of the Company (other than under the Senior Credit Facility) with a Weighted Average Life to Maturity or stated final maturity longer than that of the Securities shall constitute "Excess Proceeds" subject to disposition as provided below.

                 Within 40 days after the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall make an Offer to Purchase, from all Holders, that aggregate principal amount of Securities as can be purchased with the Security Portion of Excess Proceeds (as defined below) at a price in cash equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to any purchase date. To the extent that the aggregate of the principal and accrued interest of Securities validly tendered and not withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use such surplus for general corporate purposes. If the aggregate of the principal and accrued interest of Securities validly tendered and not withdrawn by Holders thereof exceeds the amount of Securities that can be purchased with the Security Portion of Excess Proceeds, Securities to be purchased will be selected pro rata based on the aggregate principal amount of Securities tendered by each Holder. Upon completion of an Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

                 In the event that any other Indebtedness of the Company that ranks pari passu with the Securities (the "Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase such Other Debt and to an Offer to Purchase so long as the amount of such Excess Proceeds applied to purchase the Securities is not less than the Security Portion of Excess Proceeds. With respect to any Excess Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the Purchase Date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

                 For purposes of this covenant, "Security Portion of Excess Proceeds" means (1) if no Other Debt is being offered to be purchased, the amount of the Excess Proceeds and (2) if Other Debt is being offered to be purchased, the amount of the Excess Proceeds equal to the product of (x) the Excess Proceeds and (y) a fraction the numerator of which is the aggregate amount of all Securities tendered pursuant to the Offer to Purchase related to such Excess Proceeds (the "Security Amount") and the denominator of which is the sum of the Security Amount and the aggregate amount as of the relevant purchase date of all Other Debt tendered and purchased pursuant to a concurrent offer to purchase such Other Debt made at the time of such Offer to Purchase.

                 If and to the extent that the Excess Proceeds from any Asset Sale of any Restricted Group Member cannot at such time be paid as a dividend to the Company by virtue of the Hermes Europe Senior Note Indenture as in effect on the issue date, such Excess Proceeds shall not be deemed to constitute Excess Proceeds until such time as and to the extent that such Excess Proceeds are permitted to be paid as a dividend thereunder.

                 Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Sale of assets based outside the United States are prohibited or delayed by applicable local law from being repatriated to the United States and such Net Cash Proceeds are not actually applied in accordance with the foregoing paragraphs, the Company shall not be required to apply the portion of such Net Cash Proceeds so affected but may permit the applicable Restricted Group Members to retain such portion of the Net Cash Proceeds so long as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Restricted Group Member to promptly take all actions required by the applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if the Asset Sale had occurred on such date; provided, however, that to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of such Asset Sale would have a material adverse tax cost consequence, the Net Cash Proceeds so affected may be retained by the applicable Restricted Group Member for so long as such material adverse tax cost event would continue.

                 In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e- 1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.17.  Limitation on Transactions with Affiliates.

                 The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any Affiliate, any holder of 5% or more of any class of Equity Interests of the Company or any Restricted Group Member or any officer, director or employee of the Company or any Restricted Group Member (each, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Group Member, as the case may be, than could reasonably be obtained at such time in a comparable transaction with an unaffiliated third party. For any such transaction that involves value in excess of $5.0 million, the Company shall deliver to the Trustee an officers' certificate stating that a majority of the Disinterested Directors has determined that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution delivered to the Trustee. For any such transaction that involves value in excess of $20.0 million, the Company shall also obtain a written opinion from an Independent Financial Advisor to the effect that such transaction is fair, from a financial point of view, to the Company or such Restricted Group Member, as the case may be.

                 Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between or among the Company and one or more Restricted Group Members or between or among Restricted Group Members; (ii) customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Group Member entered into in the ordinary course of business (including customary benefits thereunder);
(iii) transactions pursuant to agreements in effect on the Issue Date, as such agreements are in effect on the Issue Date or as thereafter amended or supplemented in a manner not adverse to the Holders; (iv) loans and advances to officers, directors and employees of the Company or any Restricted Group Member for travel, entertainment, housing, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (v) any transaction between the Company or any Restricted Group Member, on the one hand, and any

Affiliate of the Company or any Restricted Group Member engaged primarily in a Telecommunications Business, on the other hand, (x) in the ordinary course of business and consistent with commercially reasonable practices or (y) approved by a majority of the Disinterested Directors; and (vi) payment of dividends in respect of Equity Interests of the Company or any Restricted Group Member permitted under Section 4.11 above; and (vii) any transaction or series of related transactions involving consideration or payments of less than $25,000.

SECTION 4.18.  Limitation on Issuances of Guarantees by Restricted Group
               Members.

                 The Company shall not cause or permit any Restricted Group Member, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness") (other than any guarantee of the Senior Credit Facility), unless (i) such Restricted Group Member simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which such Restricted Group Member guarantees (a "Guarantee") all of the Company's obligations under the Securities and this Indenture and (ii) such Restricted Group Member waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Group Member as a result of any payment by such Restricted Group Member under its Guarantee. If the Guaranteed Indebtedness is (A) pari passu with the Securities, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Guarantee or (B) subordinated to the Securities, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

                 Any Guarantee by a Restricted Group Member shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Equity Interests of the Company or any Restricted Group Member in, or all or substantially all the assets of, such Restricted Group Member (which sale, exchange or transfer is made in accordance with this Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

SECTION 4.19. Limitation on the Issuance and Sale of Equity Interests of Restricted Group Members.

                 The Company shall not sell, and shall not cause or permit any Restricted Group Member, directly or indirectly, to issue or sell, any Equity Interests of any Restricted Group Member, except (i) to the Company or a Restricted Group Member; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Equity Interests of a foreign Restricted Group Member, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Group Member would no longer constitute a Restricted Group Member; provided, however, any investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.11 above, if made on the date of such issuance or sale; (iv) issuances or other sales of common stock (including options, warrants or other rights to purchase common stock) of a Restricted Group Member; provided, however, the Net Cash Proceeds, if any, of such sale are applied in accordance with Section 4.16 above; (v) issuances of common stock for cash (including options, warrants or other rights to purchase common stock) of a Restricted Group Member; provided, however, that the per share price to the investor of each share of common stock sold in such issuance shall not be less than the book value per share of such Restricted Group Member's common stock prior to such issuance (after adjusting for the effect of such issuance);(vi) issuances of Equity Interests pursuant to employee stock option plans created in the ordinary course of business on ordinary business terms; and (vii) issuances of Equity Interests by any Restricted Group Member in a transaction in which the Company acquires at the same time sufficient Equity Interests of such Restricted Group Member to at least maintain the same percentage ownership interest it had prior to such transaction.

SECTION 4.20.  Limitations on Lines of Business.

                 The Company shall not, and shall not cause or permit any Restricted Group Members to, directly or indirectly engage to any substantial extent in any line or lines of business other than a Related Business.

SECTION 4.21.  Additional Amounts.

                 All payments made by the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present of future Taxes imposed or levied by or on behalf of any Taxing Authority within any jurisdiction in which the Company is organized or engaged in business for tax purposes, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within any jurisdiction in which the Company is organized or engaged in business for tax purposes, from any payment made under or with respect to the Securities, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due (i) but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities) and the jurisdiction in which the Company is organized or engaged in business for tax purposes other than the mere holding of the Securities; (ii) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice, provided that the Company has delivered a request to the holder to comply with such requirements at least 30 days prior to the date by which such compliance is required; (iii) if the presentation of Securities (where presentation is required) for payment has occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later; or (iv) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities had been the holder of the Securities and would not be entitled to the payment of Additional Amounts (excluding the impact of the book-entry procedures described in Section 2.15). In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Securities.

SECTION 4.22.  Deposit of Funds with Escrow Agent.

                 (a) On the Issue Date, the Company shall deposit with the Escrow Agent funds that together with the proceeds from the investment thereof will be sufficient to pay the first four scheduled interest payments on the Securities (excluding any Additional Amounts or Additional Interest). All Escrow Collateral shall be held in the Escrow Account until permitted to be disbursed pursuant to the Escrow Agreement and then shall be disbursed strictly in accordance with the terms thereof.

                 (b) Pending release of the Escrow Funds as provided in the Escrow Agreement, the Escrow Funds will be invested in Cash Equivalents as specifically directed in writing by the Company. Any interest or other profit resulting from such investment will be deposited in the Escrow Account.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc.

                 The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other Person and the Company shall not, and shall not cause or permit any Restricted Group Member to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and the Restricted Group Members, taken as a whole, to any Person or Persons (other than any Wholly Owned Restricted Subsidiary), in each case, in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of Bermuda, the British Virgin Islands, Netherlands Antilles, Canada, any country which is a member of the European Union or the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of and interest on the Securities and the performance and observance of every covenant of this Indenture and the Escrow Agreement to be performed or observed on the part of the Company; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) other than in the case of sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and the Restricted Group Members to any Restricted Subsidiary, immediately after giving effect to such transaction, the Debt to Annualized Operating Cash Flow Ratio of the Surviving Person (as the Company) would be less than the Debt to Annualized Operating Cash Flow Ratio of the Company immediately prior to such transaction.

                 For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Group Members the Equity Interests of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

SECTION 5.02.  Successor Corporation Substituted.

                 In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities, this Indenture and the Escrow Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its Obligations under the Securities, this Indenture and the Escrow Agreement.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

                 The occurrence of any of the following will be an "Event of Default" under this Indenture:

                 (a)  failure to pay principal of any Security when due;

                 (b) failure to pay any interest on any Security when due, continued for 30 days or more;

                 (c) failure to pay on the Purchase Date the Purchase Price for any Security validly tendered pursuant to any Offer to Purchase;

                 (d) failure to perform or comply with any of the provisions described under Section 5.01;

                 (e) failure to perform any other covenant, warranty or agreement of the Company under this Indenture or the Escrow Agreement or in the Securities continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities; provided, however, that a default or breach of a covenant or agreement arising from a Restricted Affiliate ceasing to observe any covenant applicable to it resulting from an Involuntary Event shall not constitute an Event of Default unless such Involuntary Event continues for 90 days;

                 (f) there shall be, with respect to any issue or issues of Indebtedness of the Company or any Significant Restricted Group Member having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (x) an event of default that has caused the holders thereof (or their representative)
         (I) to declare such Indebtedness to be due and payable prior to its scheduled maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days following such acceleration and/or (II) to commence judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the property or assets securing such Indebtedness and/or (y) the failure to make a principal payment at the final fixed maturity and such defaulted payment shall not have been made, waived or extended within 45 days of such payment default;

                 (g) the rendering of a final judgment or judgments (not covered by insurance) against the Company or any Significant Restricted Group Member in an amount of $10.0 million or more which remains undischarged or unstayed for a period of 60 consecutive days;

                 (h) the Company or any Significant Restricted Group Member pursuant to or within the meaning of any Bankruptcy Law:

                 (1) admits in writing its inability to pay its debts generally as they become due,

                 (2)      commences a voluntary case or proceeding,

                 (3) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                 (4) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it,

                 (5) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                 (6) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

                 (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (1) is for relief against the Company or any Significant Restricted Group Member in an involuntary case or proceeding,

                 (2) appoints a Custodian of the Company or any Significant Restricted Group Member or for all or substantially all of its property, or

                 (3) orders the liquidation of the Company or any Significant Restricted Group Member, and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

                 (j) the Company shall challenge the Lien on the Escrow Collateral under the Escrow Agreement prior to such time as the Escrow Collateral is to be released to the Company, or the Trustee (on behalf of the Holders) shall fail to have a first priority perfected security interest in Escrow Collateral.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 The Trustee shall, within 30 days after receiving actual notice of any Default or Event of Default with respect to the Securities, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Securities or a Default or Event of Default in complying with
Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.02.  Acceleration.

                 If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, will become immediately due and payable.

                 If an Event of Default specified in clause (h) or (i) of
Section 6.01 with respect to the Company occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee (i) shall have failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount at maturity of Securities outstanding, (ii) shall have been offered indemnity reasonably satisfactory to it and (iii) shall not have received from the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a Holder of any Security for enforcement of payment of the principal of or interest on such Security on or after the due date therefor (after giving effect to the grace period specified in clause (b) of the first paragraph of this Article Six).

SECTION 6.03.  Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Escrow Agreement.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                 Upon a declaration of acceleration of the Securities in accordance with Section 6.02, the Trustee shall foreclose on all Escrow Collateral and take all other actions permitted of a secured party under the UCC or otherwise.

SECTION 6.04.  Waiver of Past Default.

                 Subject to Sections 2.09, 6.07 and 9.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in Section 6.01(a), (b) or (c) or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 9.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

                 Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Escrow Agreement, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

              (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request; and

                (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders to Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

                 If an Event of Default in payment of principal or interest specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

                 If the Trustee collects any money or property pursuant to this Article Six or the Escrow Agreement, it shall pay out the money or property in the following order:

                 First: to the Trustee for amounts due under Section 7.07;

                 Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Third: to the Company.

                 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates therefor.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

                 (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (b)  Except during the continuance of a Default:

                (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture or the Escrow Agreement; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Escrow Agreement.

                 (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1)    This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) No provision of this Indenture or the Escrow Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                 (f) The Trustee shall not be liable for interest on any money received by it. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

                 Subject to Section 7.01:

                 (a) The Trustee shall conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                 (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                 (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Escrow Agreement at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                 (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                 (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities (including CUSIP Number) and this Indenture.

SECTION 7.03.  Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.


SECTION 7.04.  Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Escrow Agreement or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

                 If a Default occurs and is continuing and the Trustee actually knows of such Default, the Trustee shall mail to each Securityholder notice of the Default within 30 days after the occurrence thereof. Except in the case of a Default in payment of principal of or interest on any Security or a Default in complying with any of the provisions of the Escrow Agreement, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

                 If required by TIA Section 313(a), within 60 days after each September 1 beginning with September 1, 1998, the Trustee shall mail to each Securityholder a report dated as of such September 1 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and
(d).

                 A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

                 The Company shall indemnify the Trustee, its agents and officers, for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

                 The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the material violation of this Indenture by the Trustee.

                 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased or pursuant to an Offer to Purchase or redeemed.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

SECTION 7.08.  Replacement of Trustee.

                 The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may at any time, other than during the existence of a Default or an Event of Default, remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

                 This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.  Trustee's Application for Instructions from the Company.

                 Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations.

                 The Company may terminate its substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may terminate its obligation under Sections 4.04, 4.06, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 (and
no Default with respect to such Sections under Section 6.01(c) shall thereafter apply), by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U. S. Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities at maturity or upon earlier redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default specified in Section 6.01(h) or (i), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)), terminate all of its substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities at maturity or upon earlier redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

                 Notwithstanding the foregoing paragraph, the Company's obligations under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13
and 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08,
8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

                 After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U. S. Government Obligations deposited pursuant to this Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.02.  Application of Trust Money.

                 The Trustee shall hold in trust money or U. S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 8.03.  Repayment to Company.

                 Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.04.  Reinstatement.

                 If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

                 The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not materially adversely affect the rights of any Holder;

               (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities, this Indenture and the Escrow Agreement in connection with any transaction complying with Article Five of this Indenture;

              (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                (v) to make any change that would provide any additional benefit or rights to the Holders;

               (vi) to make any other change that does not materially adversely affect the rights of any Holder under this Indenture;

              (vii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

             (viii)    to secure the Securities pursuant to the requirements of
         Section 4.15 or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

                 Subject to Section 6.07, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of the Holder of each Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                (1) change the maturity of the principal of any such Security;

                (2) alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of such Security;

                (3)    reduce the principal amount of any such Security;

                (4) reduce the rate of or extend the time for payment of interest on any such Security;

                (5) change the place or currency of payment of the principal of or interest on any such Security;

                (6) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 9.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

                (7) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

                (8) waive a default in the payment of the principal of or interest on or redemption payment with respect to any such Security (except a rescission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

                (9)    modify the ranking or priority of such Security;

               (10) modify the provisions of any covenant (or the related definitions in this Indenture) requiring the Company to make any Offer to Purchase in a manner materially adverse to the Holders; or

               (11) modify the provisions of the Escrow Agreement or this Indenture relating to the Escrow Collateral or release the Escrow Collateral from the Lien under the Escrow Agreement or permit any other obligation to be secured by the Escrow Collateral.

                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with Trust Indenture Act.

                 Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (11) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee to Sign Amendments, etc.

                 The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this

Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                  ARTICLE TEN

                                 MISCELLANEOUS

SECTION 10.01.  Trust Indenture Act Controls.

                 This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                 The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.02.  Notices.

                 Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

         if to the Company:

                 Global TeleSystems Group, Inc.
                 1751 Pinnacle Drive
                 North Tower  12th Floor
                 McLean, Virginia  22102

                 Attention:  Chief Executive Officer

                 Facsimile:   (703) 847-0663
                 Telephone:  (703) 918-4500

         with a copy to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, New York  10022-6069

                 Attention:  David J. Beveridge, Esq.

                 Facsimile:  (212) 848-7179
                 Telephone:   (212) 848-4000

         if to the Trustee:

                 The Bank of New York
                 101 Barclay Street, Floor 21 West
                 New York, New York  10286

                 Attention:  Corporate Trust Trustee Administration

                 Facsimile:   (212) 815-5915
                 Telephone:  (212) 815-4701

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03.  Communications by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 10.04.  Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.  Statements Required in Certificate or Opinion.

                 Each certificate (other than the certificates provided pursuant to Section 4.07) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

                (4) a statement as to whether, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.07.  Governing Law.

                 The laws of the State of New York shall govern this Indenture and the Securities.

SECTION 10.08.  No Recourse Against Others.

                 A director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall not have any liability for any obligations of the Company or any of its Affiliates under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

SECTION 10.09.  Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.10.  Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.11.  Severability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 10.12.  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.  Legal Holidays.

                 If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                                 ARTICLE ELEVEN



                            COLLATERAL AND SECURITY

SECTION 11.01.  Escrow Agreement.

                 The due and punctual payment of the first four scheduled interest payments on the Securities when and as the same shall be due and payable on an Interest Payment Date or by acceleration shall be secured as provided in the Escrow Agreement which the Company and the Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the maturity of the Securities, the Trustee shall foreclose upon the Escrow Collateral. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Escrow Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms hereof and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Trustee is hereby empowered and directed to act as secured party hereunder and under the Escrow Agreement for the benefit of the Holders. The Company shall deliver to the Trustee copies of the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Escrow Collateral contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Securities, according to the intent and purposes expressed in the Escrow Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a first priority and exclusive security interest in and on all the Escrow Collateral, in favor of the Trustee for the benefit of the Holders of Securities, superior to and prior to the rights of all third Persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Escrow Collateral or for filing any instrument, document or notice in any public office at any time or times.

SECTION 11.02.  Recording and Opinions.

                 (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the security interest intended to be created by the Escrow Agreement and reciting the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to make such security interest effective.

                 (b) The Company shall furnish to the Trustee on each anniversary of the Issue Date (upon receipt of written notice from Escrow Agent) until the date upon which the balance of Escrow Funds shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Trustee hereunder and under the Escrow Agreement with respect to the security interests in the Escrow Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

SECTION 11.03.  Release of Escrow Collateral.

                 (a) Subject to subsections (b), (c) and (d) of this Section 11.03, the Escrow Collateral may be released from the security interest created by the Escrow Agreement only in accordance with the provisions of the Escrow Agreement.

                 (b) Except to the extent that any security interest on proceeds of Escrow Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Escrow Collateral shall be released from the security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof.

                 (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise), no Escrow Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Escrow Collateral in contravention of this Section 11.03(c) shall be effective as against the Holders of Securities, except for the disbursement of all Escrow Funds (as defined in the Escrow Agreement) and other Escrow Collateral to the Trustee pursuant to Section 6(c) of the Escrow Agreement.

                 (d) The release of any Escrow Collateral from the security interests created by this Indenture and the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Escrow Collateral is released pursuant to the terms hereof or pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which

Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 11.04. Authorization of Actions to Be Taken by the Trustee Under the Escrow Agreement.

                 Subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, without the consent of the Holders of Securities, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Escrow Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Escrow Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

SECTION 11.05. Authorization of Receipt of Funds by the Trustee Under the Escrow Agreement.

                 The Trustee is authorized to receive any funds for the benefit of the Holders of Securities disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

SECTION 11.06.  Termination of Security Interest.

                 Upon the earliest to occur of (i) the date upon which the balance of Escrow Funds and other Escrow Collateral shall have been reduced to zero, (ii) the payment of the first four scheduled interest payments on the Securities, (iii) legal defeasance pursuant to Section 8.01 and (iv) covenant defeasance pursuant to Section 8.01, the Trustee shall, at the written request of the Company, release the security interest in the Escrow Collateral pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                            [Signature Pages Follow]

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                       GLOBAL TELESYSTEMS GROUP, INC.


                                       By: /s/ WILLIAM H. SEIPPEL
                                           ---------------------------------
                                           Name: William H. Seippel
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


                                       THE BANK OF NEW YORK,
                                          as Trustee


                                       By: /s/ MARY BETH LEWICKI
                                           ---------------------------------
                                           Name: Mary Beth Lewicki
                                           Title: Assistant Vice President

                                                                       EXHIBIT A
                               [FORM OF SECURITY]
                         GLOBAL TELESYSTEMS GROUP, INC.
                         9 7/8% Senior Note due 2005


                                                             CUSIP No.:37936UAC8
No. 001                                                      $105,000,000

                 GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED AND FIVE MILLION DOLLARS, on February 15, 2005.

                 Interest Payment Dates: February 15 and August 15, commencing August 15, 1998.

                 Interest Record Dates:  February 1 and August 1.

                 Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                          GLOBAL TELESYSTEMS GROUP, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Attest:
       -----------------------------------
       Name:
       Title:



               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                 This is one of the 9 7/8% Senior Notes due 2005, described in the within-mentioned Indenture.



Dated:            , 1998

                                          THE BANK OF NEW YORK,
                                           as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Signatory

                             (REVERSE OF SECURITY)

                         GLOBAL TELESYSTEMS GROUP, INC.

                          9 7/8% Senior Note due 2005

1.       Interest.

                 GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 10, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) at the rate borne by the Securities to the extent lawful.

2.       Method of Payment.

                 The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                 Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar in the Borough of Manhattan, The City of New York. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.       Indenture.

                 The Company issued the Securities under an Indenture, dated as of February 10, 1998 (the "Indenture"), among the Company, Global TeleSystems Group, Inc. and the Trustee. Capitalized terms herein are used as defined in this Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. This is one of the Securities referred to in the Indenture. The Securities referred to in the Indenture are general obligations of the Company limited in aggregate principal amount to $105,000,000.

5.       Optional Redemption.

         (a) The Securities will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after February 15, 2002 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date if redeemed during the twelve- month period commencing on February 15 of the years set forth below:

                                                  Redemption
                 Year                               Price
                 ----                            ------------
                 2002                                104.938%
                 2003                                102.469%
                 2004 and thereafter                 100.000%


         (b) Redemption Upon Public Equity Offering or Strategic Equity Investment.

                 At any time, or from time to time, prior to February 15, 2001, the Company may redeem up to one-third of the original aggregate principal amount of the Securities at a redemption price equal to 109.875% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Investments resulting in aggregate gross proceeds to the Company of at least $75.0 million; provided, however, that at least two-thirds of the principal amount of Securities originally issued would remain outstanding immediately after giving effect to any such redemption (excluding any Securities owned by the Company or any of its Affiliates).

6.       Notice of Redemption.

                 Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address; provided, however, that notice of redemption pursuant to paragraph 5(b) of this Security will be mailed to each Holder of Securities to be redeemed no later than 60 days following the consummation of the last Public Equity Offering resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings, of at least $75.0 million. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

                 If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to this Indenture.

7.       Change of Control Offer.

                 Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all outstanding Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

8.       Limitation on Disposition of Assets.

                 Upon the occurrence of certain Asset Sales, the Company is, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

9.       Denominations; Transfer; Exchange.

                 The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.      Persons Deemed Owners.

                 The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.      Unclaimed Funds.

                 If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.      Legal Defeasance and Covenant Defeasance.

                 The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without no-tice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, effect the assumption by a successor person of all obligations of the Company under Securities, the Indenture and the Escrow Agreement in connection with any transaction complying with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.      Restrictive Covenants.

                 The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Group Members to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments to become applicable to Restricted Group Members, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.      Defaults and Remedies.

                 If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization affecting the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding by notice in writing to the Company may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If certain events of bankruptcy, insolvency or reorganization affecting the Company occur under the Indenture, the Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities. Holders of Securities may not enforce the Indenture or the Securities except as provided in this Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

                 No stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.      Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.      Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.      Governing Law.

 The laws of the State of New York shall govern the Indenture and this Security.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                                  Signed:
      -------------------------                ---------------------------------
                                               (Signed exactly as name appears
                                               on the other side of this
                                               Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee
                    Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.10 [ ]

Section 4.16 [ ]

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount: $_____________

Dated:                                  Signed:
      -------------------------                ---------------------------------
                                               (Signed exactly as name appears
                                               on the other side of this
                                               Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee
                    Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                      FORM OF LEGEND FOR GLOBAL SECURITIES

                 Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                     B-1